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                                                                    EXHIBIT 99.1

[ADEPT LOGO]
ADEPT
TECHNOLOGY, INC.

FOR IMMEDIATE RELEASE

CONTACTS:
Maili Bergman                                            Mike Overby
Director of Investor Relations                           Chief Financial Officer
408.434.5158 (voice)                                     408.434.5112 (voice)
408.434.5005 (fax)                                       408.434.5005 (fax)
maili.bergman@adept.com                                  mike.overby@adept.com

ADEPT TECHNOLOGY ANNOUNCES COST REDUCTION PROGRAM

         (SAN JOSE, CA) July 26, 2001-- Adept Technology, Inc. (NASDAQ: ADTK) today announced that it is implementing a cost reduction program during the first quarter of fiscal 2002. The company also revised its business outlook for fourth quarter.

"The weak global economic conditions are affecting our customers' businesses across the board and they are in turn reducing or delaying their capital spending," stated Brian R. Carlisle, chairman and chief executive officer of Adept. "This may very well be the fastest deceleration we have ever experienced, which now requires us to make some difficult business decisions. We cannot predict the length of the current slowdown, but at this time we have not changed our long-term vision and business strategy for the next three to five years. It is disappointing to all of us that this downturn comes just as our investments during the past year and a half are beginning to bear fruit in terms of major new photonics, semiconductor, robotics and controls products."

The company now expects revenue for the fourth quarter to be down approximately 13 to 14 percent from third quarter revenue of $23.9 million, lower than the previous outlook that fourth quarter revenue would be flat to down 10 percent. In response to softness in orders and lowered revenue expectations, the company has finalized a major cost-reduction plan to be implemented during the first quarter of fiscal 2002.

"Personally, of all the difficult decisions we've had to make, the toughest was the reductions in headcount," said Carlisle. Adept expects to take a restructuring charge and/or sell certain assets in conjunction with the cost reduction program. These actions could result in one-time charges up to approximately $7.0 million to $8.5 million during the first quarter of fiscal 2002, of which approximately $2 million will be in cash. The charge comprises the following three components:


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         o    Workforce  reduction and compensation  adjustment charge:  Through attrition and layoffs, as well as additional layoffs to be implemented during the first quarter of fiscal 2002, Adept is reducing its workforce by approximately 20%. The company will also be instituting a company-wide compensation adjustment. When the reduction in headcount and compensation adjustment are fully implemented Adept believes its overall cost structure related to personnel will be reduced by approximately $11 to $12 million on an annualized basis for fiscal 2002. Initial savings will begin during the first fiscal quarter of 2002. Adept expects to take a one-time charge for separation expenses of about $0.7 to $0.9 million during the first quarter of fiscal 2002 related to its reduction in workforce.

         o Consolidation of excess facilities and related fixed assets charge: In connection with the workforce reduction, Adept expects to consolidate its workforce into designated facilities, which could result in an excess facilities charge of approximately $5 to $5.5 million. Adept expects these efforts to reduce operating expenses associated with the facilities by approximately $0.8 million on an annualized basis.

         o Restructuring of non-strategic business assets: The company expects to sell and/or restructure certain non-strategic business assets which could result in a charge of approximately $1.5 to $2 million during the first quarter of fiscal 2002. These actions are expected to result in reduced operating expenses of $1.5 million on an annualized basis.

Due to the combined effects of the current business environment and Adept's reduced revenue expectations in the near term, the company will take a one-time inventory write-down charge of approximately $4.9 million during the fourth quarter of fiscal 2001.

The company's outlook for gross margin percentage for the fourth quarter is now 30 percent, plus or minus a point, prior to the one-time inventory write-off of $4.9 million. This is down from the previous expectation of 38 to 40 percent. The decrease in gross margin percentage is primarily due to a significant decline in revenue from the semiconductor industry, declining orders with OEM customers in our base business, and significantly reduced shipments in relation to relatively fixed overhead cost structure. Adept expects its cash balance at the end of the first quarter of fiscal 2002 to be approximately $15 to $16 million with no debt.

"Although employee headcount reductions are painful measures, our goal is to allocate resources in line with revenue levels, while maintaining our critical spending in areas related to development of innovative flexible automation solutions," noted Carlisle. "Even with this severe market slowdown, we continue to capture additional opportunities for our flexible automation solutions with semiconductor and fiber optic customers. We remain very confident in our long-term growth opportunities."

Adept will address the topics discussed in this release in greater detail next week during the company's scheduled earnings conference call.


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EARNINGS RELEASE AND INVESTOR CONFERENCE CALL

Adept will report its fourth quarter and fiscal 2001 year-end results on August 1, 2001 at approximately 1:00p.m. Pacific Time. A conference call will follow at 2:00pm Pacific Time to discuss the company's fourth quarter and fiscal 2001 results in addition to the cost reduction program described in this release. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com . To listen to a replay of the conference call, please call (800) 428-6051; access #202902. The replay will be available shortly after the end of the conference call through August 8, 2001.

This press release contains certain forward-looking statements including statements regarding expenses, revenue growth and future operating results, that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; the cyclicality of capital spending of the company's customers including in the semiconductor industry; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; the company's dependence on retention and attraction of key employees; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with potential acquisitions, including integration risks associated with our acquisition of BYE/Oasis, Pensar-Tucson, NanoMotion and HexaVision, the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; or decreased acceptance of the company's new or current products in the marketplace.

For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10K for the fiscal year ended June 30, 2000, as well as the company's Form 10Qs for the quarters ended September 30, 2000, December 30, 2000 and March 31, 2001, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein.

Adept Technology designs, manufactures and markets factory automation components and systems for the fiber optic, telecommunications, semiconductor, automotive, food and durable goods industries throughout the world. Adept's robots, controllers, and software products are used for small parts assembly, material handling and ultra precision process applications. Adept's intelligent automation product lines include industrial robots, configurable linear modules, flexible feeders, semiconductor process components, nanopositioners, machine controllers for robot mechanisms and other flexible automation equipment, machine vision systems and software, application software, and simulation software. Founded in 1983, Adept is America's largest manufacturer of industrial robots. More information is available at www.adept.com.

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